EXHIBIT 24.1 - POWER(S) OF ATTORNEY



                               POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph E. Mullaney and Thomas F. Skelly, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement for the purpose of registering under the Securities Act of 1933, as amended, up to 3,317,440 Shares of Common Stock of The Gillette Company (the "Registration Statement") and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

    This instrument has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                    Date

 /s/ Alfred M. Zeien                  Chairman of the Board of    July 28, 1994
    Alfred M. Zeien                   Directors and Chief Executive
                                      Officer (Principal Executive
                                      Officer) and Director


 /s/ Joseph E. Mullaney               Vice Chairman of the Board  July 28, 1994
   Joseph E. Mullaney                 of Directors and Director


 /s/ Thomas F. Skelly                 Senior Vice President and   July 28, 1994
    Thomas F. Skelly                  Chief Financial Officer
                                      (Principal Financial Officer)


 /s/ Anthony S. Lucas             Vice President and Controller   July 28, 1994
    Anthony S. Lucas               (Principal Accounting Officer)


 /s/ Warren E. Buffett             Director                    July 28, 1994
    Warren E. Buffett


 /s/ Wilbur H. Gantz             Director                    July 28, 1994
     Wilbur H. Gantz



 /s/ Michael B. Gifford         Director                    July 28, 1994
     Michael B. Gifford


 /s/ Carol R. Goldberg           Director                    July 28, 1994
    Carol R. Goldberg


 /s/ Herbert H. Jacobi             Director                    July 28, 1994
     Herbert H. Jacobi


 /s/ Richard R. Pivirotto         Director                    July 28, 1994
     Richard R. Pivirotto


 /s/ Juan M. Steta             Director                    July 28, 1994
     Juan M. Steta


 /s/ Alexander B. Trowbridge    Director                    July 28, 1994
    Alexander B. Trowbridge


 /s/ Joseph F. Turley             Director                    July 28, 1994
    Joseph F. Turley